Exhibit 99.2
RONALD G. SKIPPER
ATTORNEY AT LAW

TO THE BOARD OF DIRECTORS OF
PACIFIC PREMIER BANK
PACIFIC PREMIER BANCORP, INC.,

NOTICE OF RETIREMENT

Gentlemen:

After practicing law for 46 years, I have sold my practice and am looking forward to retirement.  In this same vein, after 28 years of serving as a member of the Board of
Directors of Pacific Premier Bank and Pacific Premier Bancorp, Inc., nineteen of which were served as Chairman, I hereby submit my notice of retirement effective July 26, 2012.

It has been my pleasure to have worked with such a fine Board and management all these years, since the inception of the Bank and the corporate Board.  I wish you continued success.

In particular, I am deeply grateful to Steve Gardner for all he has done for me throughout the past years.   Steve is an outstanding CEO, and I am certain that the Bank will continue to thrive under his and the Board’s direction.

Dated: July 13, 2012

/s/ Ronald G. Skipper
RONALD G. SKIPPER